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                                                                     EXHIBIT 3.1



                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         SCRIPTECH PHARMACEUTICALS, INC.

      SCRIPTECH PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

      1. The name of the Corporation is ScripTech Pharmaceuticals, Inc. The corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 17, 1992.

      2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore supplemented or amended.

      3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

      ARTICLE FIRST: The name of the corporation is ScripTech Pharmaceuticals, Inc. (the "Corporation").

      ARTICLE SECOND: The address of the registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801 and the name of its registered agent at such address shall be The Corporation Trust Company.

      ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      ARTICLE FOURTH: Capital Stock.

      The total number of shares which the Corporation shall have authority to issue is (i) Fifteen Million (15,000,000) shares of Common Stock, with a par value of one cent ($.01) per share (the "Common Stock"), and (ii) Six Million
Two Hundred Fifty
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Thousand (6,250,000) shares of Series A Preferred Stock, with a par value of one cent ($.0l) per share (the "Preferred Stock").

            (a) Common Stock.

      Section 1. Voting Rights. Except as otherwise required by law, and subject in all cases to the provisions of Section 4 of subpart (b) to this ARTICLE FOURTH, the holders of the Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders.

      Section 2. Dividends. When and as dividends are declared on shares of Common Stock, whether payable in cash, property or securities of the Corporation, the holders of Common Stock and the holders of Preferred Stock will be entitled to share ratably in such dividends (with each share of Preferred Stock being treated for purposes of such dividend as the number of shares of Common Stock into which such share of Preferred Stock could then be converted).

      Section 3. Registration of Transfer. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

      Section 4. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity and bond reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      Section 5. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.


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            (b) Preferred Stock.

      Section l. Dividends. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor, cash dividends at the annual rate of $0.10 per share of Preferred Stock, payable annually on the last day of December in each year beginning December 31, 1993. The initial dividend paid after the date of original issuance of any shares of the Preferred Stock shall accrue from such date of issuance on a pro rata basis. Dividends payable for any period less than a full year shall be computed on the basis of a 360-day year with 12 equal months of 30 days. Dividends shall be payable to holders of record, as they appear on the stock books of the Corporation on such record dates as may be declared by the Board of Directors, not more than sixty (60) days nor less than ten (10) days preceding the payment dates of such dividends. If the dividend on the Preferred Stock is not paid in full, the aggregate deficiency shall not cumulate, but shall be fully paid or set apart for payment before any dividends shall be paid or set apart for, or any other distributions paid, or any payments made on account of the purchase, redemption or retirement of any other securities of the Corporation.

      Section 2. Liquidation Preference.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then, before any payment shall be made to or set apart for the holders of Common Stock or the holders of any other shares of capital stock of the Corporation ranking upon liquidation junior to the Preferred Stock, the holders of shares of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, a per-share cash amount equal to $1.00 (such amount to be appropriately adjusted in the event of any stock dividend, stock split or combination, or similar recapitalization of the Corporation's capital stock) plus, in the case of each share, a cash amount equal to any declared but unpaid dividends thereon (the "Preferred Stock Liquidation Preference"). If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the Preferred Stock Liquidation Preference if all amounts payable on or with respect to said shares were paid in full.

                  (b) Any assets of the Corporation remaining after the payments specified in paragraph (a) above shall be distributed with respect to the outstanding shares of Preferred Stock (each share of which shall be treated for purposes of this distribution as the number of shares of Common Stock into which such share could then be converted) and Common Stock pro rata without regard to class.


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                  (c) For purposes of this Section 2, if any assets distributed to stockholders upon liquidation of the Corporation consist of property other than cash, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors of the Corporation.

      Section 3. Reorganization.

                  (a) In the event of a Reorganization (as defined below), each holder of Preferred Stock shall have the option to either (i) convert his or its shares of Preferred Stock into Common Stock in accordance with the terms and provisions of Section 5 of this ARTICLE FOURTH, subpart (b), or (ii) have the Corporation redeem his or its shares of Preferred Stock in exchange for the Preferred Stock Liquidation Preference, as hereinafter provided in Section 3(c) below. For purposes of this Section 3, "Reorganization" shall mean any merger or consolidation of the Corporation into or with any other corporation or entity, or a sale, conveyance, mortgage, transfer, license, pledge, lease or other disposition of all or substantially all of the assets of the Corporation, unless the stockholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast not less than 75% of the votes of all holders of voting securities of the resulting or surviving corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote, in which case, such event shall not be deemed to be a Reorganization for the purposes of this Section 3.

                  (b) All holders of record of shares of Preferred Stock will be given at least 20 but not more than 60 days' prior written notice of the Reorganization and the date fixed (the "Option Date") and the place designated for conversion or redemption pursuant to this Section 3. Such notice will be sent by registered mail, return receipt requested, to each record holder of Preferred Stock at such holder's address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation if it serves as its own transfer agent). Each holder of Preferred Stock shall give written notice to the Corporation of his or its election (i) to convert his or its shares of Preferred Stock into Common Stock or (ii) to receive the Preferred Stock Liquidation Preference, at least 3 days prior to the Option Date. If the Corporation has not received notice of such election prior to such three-day period, such holder shall be deemed to have elected to convert his or its shares of Preferred Stock into Common Stock in accordance with the terms and provisions of Section 5 of this ARTICLE FOURTH, subpart (b).

                  (c) If an election to receive the Preferred Stock Liquidation Preference is made, on or before the Option Date, each holder of shares of Preferred Stock making such election shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice. If required by the Corporation, certificates surrendered for redemption shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory


                                      -4-
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to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. On the Option Date and upon the surrender of the certificate or certificates representing shares of Preferred Stock, the Corporation shall pay in full to such holder the Preferred Stock Liquidation Preference with respect to such shares of Preferred Stock. On and after the Option Date, all rights with respect to such holders of Preferred Stock who elected to receive the Preferred Stock Liquidation Preference, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive payment of the Preferred Stock Liquidation Preference as aforesaid.

                  (d) All certificates evidencing shares of Preferred Stock which are required to be surrendered in accordance with this Section 3 shall, from and after the Option Date, be deemed to have been retired and canceled and the shares of Preferred Stock represented thereby for all purposes shall also be deemed retired and canceled, and shall not be reissued, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Preferred Stock.

                  (e) Notwithstanding anything to the contrary contained in this
Section 3, unless the holders of Preferred Stock shall otherwise notify the Corporation, no such holder shall be deemed to have elected to convert his or its shares of Preferred Stock into Common Stock or redeemed his or its shares of Preferred Stock, as the case may be, as a result of a Reorganization, and no such conversion or redemption shall be effective, unless and until the Reorganization referred to in the notice given to holders of record of Preferred Stock pursuant to Section 3(b) hereof shall have been consummated.

      Section 4. Voting.

                  (a) Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5 of this ARTICLE FOURTH, subpart (b)) at the record date for the determination of stockholders entitled to vote on such matters, or if no such record date is established, at the date such vote is taken or written consent solicited, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of paragraphs (b), (c) and (d) below or by the provisions establishing any other series of Preferred Stock or Common Stock, holders of Preferred Stock shall vote together with the holders of Common Stock and any other class or series of stock as a single class.


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                  (b) The Corporation shall not, without the written consent or affirmative vote of the holders of greater than 50% of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

                        (i) merge with or into or consolidate with any other corporation, or sell, lease, license or otherwise dispose of all or substantially all of its properties or assets;

                        (ii) amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock or otherwise amend, alter or repeal any provision of this Certificate of Incorporation, in either such case, so as to affect adversely the Preferred Stock;

                        (iii) directly or indirectly redeem, purchase or otherwise acquire any of the Corporation's equity securities, other than pursuant to any stock option or agreement entered into by the Corporation and approved by the directors designated by the holders of Preferred Stock, as provided in paragraph (d) below;

                        (iv) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than the Preferred Stock;

                        (v) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any securities having equity features and which rank on a parity with or senior to the Preferred Stock upon payment of dividends or upon liquidation or other distribution of assets or with a conversion price lower than that of the Preferred Stock or terms more favorable than those of the Preferred Stock;

                        (vi) make any amendment to the Corporation's By-Laws, or file any resolution of the board of directors with the Secretary of State of the State of Delaware containing any provisions, which would adversely affect or otherwise impair the rights of the holders of the Preferred Stock or the Common Stock issued or issuable upon conversion of the Preferred Stock; or

                        (vii) other than the issuance of the Preferred Stock issued in accordance with the Stock Purchase Agreement, dated on or about August __, 1993, between the Corporation and the Purchasers named therein (the "Stock Purchase Agreement"), enter into any transaction the effect of which shall (x) cause the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors to be held by any individual, entity or two or more individuals or entities who agree to act in concert or (y) cause the individuals who constituted the


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Corporation's Board of Directors on the date immediately succeeding the date at which shares of Preferred Stock were first issued, to cease to constitute at least a majority of such Board, or (z) otherwise result in a change in control of the Corporation; or

                        (viii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction.

                  (c) Notwithstanding the provisions of paragraph (b) above, until the second anniversary of the issuance of the Preferred Stock pursuant to the Stock Purchase Agreement, the Corporation shall not, without the written consent or affirmative vote of all the holders of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class:

                        (i) merge with or into or consolidate with any other corporation, or sell, lease, license or otherwise dispose of all or substantially all of its properties or assets; or

                        (ii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction.

                  (d) The holders of the Preferred Stock (i) shall have the right to designate the nomination of three individuals to serve on the Corporation's Board of Directors, one of whom shall initially be Barry Weinberg, and the Corporation shall use its best efforts to cause the election of such individuals as directors and (ii) shall have additional rights with respect to the election of directors, as more fully described in the Stock Purchase Agreement.

      Section 5. Optional Conversion. The holders of Preferred Stock shall have conversion rights as follows:

                  (a) Right to Convert.

                        (i) Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time into the number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing $1.00 by the Current Conversion Price (as defined in paragraph (c) below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of additional consideration by the holder thereof shall initially be $1.00, subject to adjustment as provided in paragraph
(c) below.

                        (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled after determination of the aggregate full number of shares of Common Stock issuable in respect of the Preferred Stock then being


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converted, the Corporation shall pay cash equal to such fraction multiplied by the then Current Conversion Price.

                  (b)   Mechanics of Conversion.

                        (i) In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of whole shares of Common Stock (and any shares of Preferred Stock represented by the certificate or certificates delivered to the Corporation by the holder thereof which are not converted into Common Stock) issuable upon such conversion in accordance with the provisions hereof, together with cash in lieu of fractional shares calculated in accordance with subparagraph (ii) of paragraph (a) above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of certificates of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on that date.

                        (ii) The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. Before taking any action which would cause Common Stock, upon the conversion of Preferred Stock, to be issued below the then par value of the shares of Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock to the holders of Preferred Stock. The Corporation will not close its books against the transfer of the Preferred Stock or of Common Stock issued or issuable upon conversion of the Preferred Stock in any manner which interferes with the timely conversion of the Preferred Stock.


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                        (iii) All shares of Preferred Stock which shall have
been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. On and as of the Conversion Date, the shares of Common Stock issuable upon such conversion shall be deemed to be outstanding, and the holder thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Common Stock, including the rights, if any, to receive notices and to vote. All certificates representing shares of Preferred Stock, from and after the Conversion Date, shall be deemed to have been retired and canceled and shall not be reissued, and the Corporation may thereafter take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Preferred Stock.

                  (c) Adjustments to Conversion Price. The initial conversion price as stated in subparagraph (i) of paragraph (a) above shall be subject to adjustment from time to time and such conversion price as adjusted shall likewise be subject to further adjustment, all as hereinafter set forth. The term "Current Conversion Price" shall mean, as of any time, the conversion price of the Preferred Stock at that time, as specified in paragraph (a) above in case no adjustment shall have been required, or such conversion price as adjusted pursuant to this paragraph (c), as the case may be.

                        (i) If at any time after the date of issuance of the Preferred Stock the Corporation shall issue (x) any shares of Common Stock other than (A) Excluded Stock (as defined in subparagraph (vii) below), (B) Common Stock issued or issuable upon conversion of the Preferred Stock or (C) by way of dividend or other distribution on shares of Common Stock referred to in the foregoing clauses (A) and (B), or (y) any shares of a class or series convertible into Common Stock, other than the Preferred Stock (collectively, with the Common Stock, such "Securities"), for a consideration per share (the consideration in each case to be determined in the manner provided in (E) and
(F) of subparagraph (ii) below) less than the Current Conversion Price in effect immediately prior to the issuance of such Securities, the Current Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in subparagraph (ii) below) be adjusted to a Current Conversion Price obtained by dividing an amount equal to the sum of

                  (x) the total number of shares of Common Stock outstanding (including the number of shares of Common Stock into which the outstanding shares of Preferred Stock and other securities convertible into Preferred Stock are then directly or indirectly convertible) immediately prior to such issuance multiplied by the Current Conversion Price in effect immediately prior to such issuance, plus


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                  (y)   the consideration received by the Corporation upon such
                        issuance,

                        by

                  (z) the total number of shares of Common Stock outstanding (including the number of shares of Common Stock into which the outstanding shares of Preferred Stock or other securities convertible into Preferred Stock are then directly or indirectly convertible) immediately after such issuance (including the number of shares of Common Stock into which such newly issued Securities are then convertible).

                        (ii) For the purpose of any adjustment of the Conversion Price pursuant to subparagraph (c)(i) above, the following provisions shall be applicable:

      (A) In the case of the issuance of options or warrants to purchase or rights to subscribe for Common Stock other than Excluded Stock (collectively, "Rights"), the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Rights shall be deemed to have been issued at the time such Rights were issued, for a consideration equal to the consideration (determined in the manner provided in (E) and (F) below), if any, received by the Corporation upon the issuance of such Rights, plus the minimum purchase price provided in such Rights for the Common Stock covered thereby; provided that such shares of Common Stock deliverable upon the exercise of such Rights shall not be deemed to have been issued unless such consideration per share would be less than the Current Conversion Price in effect on the date of and immediately prior to such issue. No further adjustment of the Current Conversion Price adjusted upon the issuance of such Rights shall be made as a result of the actual issuance of shares of Common Stock deliverable upon exercise of such Rights.

      (B) In the case of the issuance of securities by their terms convertible into or exchangeable for Common Stock other than Excluded Stock (collectively, "Convertible Securities"), or options or warrants to purchase or rights to subscribe for securities by their terms convertible or exchangeable for Common Stock other than Excluded Stock (collectively, "Related Rights"), the aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise of any such Convertible Securities or such Related Rights shall be deemed to have been issued at the time such Convertible Securities or such Related Rights were issued and for a consideration equal to the consideration received by the Corporation upon issuance of such Convertible Securities or such Related Rights (excluding


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            any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion, exchange or exercise of such Convertible Securities or Related Rights (the consideration in each case to be determined in the manner provided in (E) and (F) below); provided that such shares of Common Stock deliverable upon such conversion, exchange or exercise of such Convertible Securities or Related Rights shall not be deemed to have been issued unless such consideration per share would be less than the Current Conversion Price in effect on the date of and immediately prior to such issue. No further adjustment of the Current Conversion Price adjusted upon the issuance of such Related Rights shall be made as a result of the actual issuance of such Convertible Securities deliverable upon exercise of such Related Rights.

      (C) On any change in the number of shares of Common Stock deliverable upon the exercise of such Rights or Related Rights or upon the conversion, exchange or exercise of such Convertible Securities or on any change in the minimum purchase price of such Rights, Related Rights or Convertible Securities other than a change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Conversion Price shall forthwith be readjusted to such Current Conversion Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities not converted, exchanged or exercised prior to such change, been made upon the basis of such change.

      (D) On the expiration of any such Rights, Related Rights or Convertible Securities, the Current Conversion Price shall forthwith be readjusted to such Current Conversion Price as would have obtained had the adjustment made upon the issuance of such Rights or Related Rights or the conversion, exchange or exercise of any such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion, exchange or exercise of any such Convertible Securities.

      (E) In the case of the issuance of such Securities for cash, the consideration shall be deemed to be the amount of cash paid therefor (excluding amounts paid for accrued interest or accrued dividends).

      (F) In the case of the issuance of such Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Corporation.


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

                  (iii) If the Corporation declares a dividend or other distribution payable in such Securities or subdivides its outstanding shares of Common Stock into a larger number or combines its outstanding shares of Common Stock into a smaller number, then the Current Conversion Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall forthwith be adjusted to that price determined by multiplying the Current Conversion Price by a fraction (x) the numerator of which shall be the total number of outstanding shares of such Securities immediately prior to such dividend, other distribution, subdivision or combination and (y) the denominator of which shall be the total number of outstanding shares of such Securities immediately after such dividend, other distribution, subdivision or combination.

                  (iv) In case the Corporation shall declare a dividend or otherwise distribute to the holders of its Common Stock shares of its capital stock (other than such Securities), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options, warrants or rights (excluding such Rights or Related Rights), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Current Conversion Price in effect thereafter shall be determined by multiplying the Current Conversion Price in effect immediately prior to such record date by a fraction (A) the numerator of which shall be an amount equal to the remainder of (x) the Current Market Price (as defined in subparagraph (viii) below) determined immediately prior to such distribution of one share of Common Stock less (y) the fair value (as determined in good faith by the Corporation's Board of Directors) of the stock, securities, evidences of indebtedness, assets, options, warrants or rights so dividended or distributed in respect of one share of Common Stock, as the case may be, and (B) the denominator of which shall be the Current Market Price of one share of Common Stock determined immediately prior to such dividend or distribution. Such adjustment shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the business day following the record date for the determination of stockholders entitled to such dividend or distribution.

                  (v) In the event the Corporation is in arrears with respect to the payment of any dividend or portion thereof declared but unpaid on shares of Preferred Stock, at the time a holder elects to convert such shares of Preferred Stock, the Current Conversion Price in effect immediately prior to such conversion shall forthwith be reduced (but only with respect to the shares of Preferred Stock being so converted) by an amount equal to the quotient of (x) the aggregate arrearage per share of Preferred Stock being converted, divided by
(y) the number of shares of Common Stock into which such share of Preferred Stock being converted is then convertible; provided, however, that the application of the foregoing shall not reduce the Current Conversion Price below $.01.

                  (vi) Whenever the Current Conversion Price shall be adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of the transfer agent for the Preferred Stock, at the principal office of the Corporation or at such other place as may be designated by the Corporation, a statement, certified by the chief financial officer of the Corporation, showing in detail the facts requiring such adjustment and the Current Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to each holder of record of Preferred Stock at such holder's address as shown in the records of the Corporation.

                  (vii) As used in this paragraph (c), "Excluded Stock" shall mean (x) up to [3,200,000] shares (such amount to be appropriately adjusted in the event of any stock dividend, stock split or combination, or similar recapitalization affecting the Common Stock) of Common Stock or options for the purchase thereof issued, sold or granted, in the past or future, by the Corporation to its employees, directors or consultants pursuant to bona fide employee stock purchase, option or similar benefit plans or other incentive programs or compensation arrangements approved by the Board of Directors of the Corporation, as more fully detailed in Section 7.14 of the Stock Purchase Agreement.

                  (viii) For the purpose of any computation pursuant to subparagraph (iv) above, the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending 15 business days before the date in question (as adjusted for any stock splits, stock dividends, combinations or recapitalization that took effect during such 30 business-day period). The closing price for each day shall be the last reported sales price on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the last reported bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, Inc., all as adjusted for stock splits, stock dividends, combinations or similar recapitalization that took effect during such 30 business-day period; provided, however, that if the Common Stock is not traded in such a manner that the quotations referred to in this subparagraph (viii) are available for the period required hereunder, the Current Market Price shall be deemed to be the fair value of such Common Stock as determined in good faith by the Board of Directors of the Corporation.

                  (ix) If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions, then the Corporation's Board of Directors will make an appropriate adjustment in the Current Conversion Price so as to protect the rights of the holders of the Preferred Stock; provided that no such adjustment will increase the Current Conversion Price except as otherwise permitted pursuant to subparagraph (iii) above or subparagraph (c)(ii)(D) of this Section 5 or decrease the number of shares of Common Stock issuable upon conversion.

      Section 6. Mandatory Conversion.

            (a) Upon the earlier to occur of (i) the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Corporation of Common Stock to the public at a minimum price per share of $5.00 resulting in aggregate gross proceeds to the Corporation of not less than $7,500,000, and (ii) the written consent or affirmative vote of the holders of not less than 66-2/3% of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, all shares of Preferred Stock then outstanding shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Current Conversion Price then in effect pursuant to Section 5 of this ARTICLE FOURTH, subpart (b).

            (b) No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled after determination of the aggregate full number of shares of Common Stock issuable in respect of the Preferred Stock then being converted, the Corporation shall pay cash equal to such fraction multiplied by the then Current Conversion Price.

            (c) All holders of record of shares of Preferred Stock will be given at least 10 but not more than 30 days' prior written notice of the date fixed (the "Mandatory Conversion Date") and the place designated for mandatory conversion of all shares of Preferred Stock pursuant to this Section 6. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Preferred Stock at such holder's address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation if it serves as its own transfer agent). On or before the Mandatory Conversion Date, each holder of shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. On and after the Mandatory Conversion Date, all rights with respect to the Preferred Stock, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted and payment of any declared but unpaid dividends thereon. As soon as practicable after the Mandatory Conversion Date and upon the surrender of the certificate or certificates representing shares of Preferred Stock, the Corporation shall issue and deliver to such holder, or on his or its written order, a certificate or certificates for the number of whole shares of Common Stock issuable under such conversion in accordance with the provisions hereof, together with cash as provided in subparagraph (b) of this Section 6 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (d) All certificates evidencing shares of Preferred Stock which are required to be surrendered in accordance with this Section 6, from and after the Mandatory Conversion Date, shall be deemed to have been retired and canceled, and the shares of Preferred Stock represented thereby, converted into Common Stock, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Preferred Stock.

      Section 7. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity and bond reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      ARTICLE FIFTH: The Corporation is to have perpetual existence.

      ARTICLE SIXTH: In addition to, and not by way of limitation of, the powers granted to the Board of Directors by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal all or any of the by-laws of the Corporation.

      ARTICLE SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

      ARTICLE EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

      ARTICLE NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      ARTICLE TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute and by this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

      ARTICLE ELEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation, any of its stockholders or any other person or entity for monetary damages for breach of fiduciary duty owed to the Corporation, its stockholders or such other person or entity owing to such director's position as a director of the Corporation. Any repeal or modification of this ARTICLE ELEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

      ARTICLE TWELFTH: Section 1. Actions, Suits and Proceedings Other Than By or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted to have been taken in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this ARTICLE TWELFTH, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

      Section 2. Actions or Suits By or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted to have been taken in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

      Section 3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this ARTICLE TWELFTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this ARTICLE TWELFTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

      Section 4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this ARTICLE TWELFTH. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

      Section 5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to
Section 4 of this ARTICLE TWELFTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this ARTICLE TWELFTH, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this ARTICLE TWELFTH. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

      Section 6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this ARTICLE TWELFTH, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period, that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation) or (e) a court of competent jurisdiction.

      Section 7. Remedies. The right to indemnification or advances as granted by this ARTICLE TWELFTH shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this ARTICLE TWELFTH shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

      Section 8. Subsequent Amendment. No amendment, termination or repeal of this ARTICLE TWELFTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      Section 9. Other Rights. The indemnification and advancement of expenses provided by this ARTICLE TWELFTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this ARTICLE TWELFTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this ARTICLE TWELFTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this ARTICLE TWELFTH.

      Section 10. Partial Indemnification. If an Indemnitee is entitled under any provision of this ARTICLE TWELFTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

      Section 11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

      Section 12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this ARTICLE TWELFTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

      Section 13. Savings Clause. If this ARTICLE TWELFTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this ARTICLE TWELFTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

      Section 14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).

      Section 15. Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this ARTICLE TWELFTH to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of State of Delaware, as so amended.

            In accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation was duly proposed and declared advisable by the Board of Directors of the Corporation and duly adopted pursuant to a written consent of the stockholders of the Corporation, given in accordance with Section 228 of the General Corporation Law of the State of Delaware, and that in accordance with such
Section 228, written notice has been given to those stockholders who have not consented in writing.

            IN WITNESS WHEREOF, SCRIPTECH PHARMACEUTICALS, INC. has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 16th day of September, 1993.


                                       By: /s/
                                          ---------------------------------
                                                   President



Attest: /s/
       --------------------------------
                  Secretary

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:30 PM 01/14/1994
                                                          734014017 - 2309821

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        SCRIPTECH PHARMACEUTICALS, INC.

      SCRIPTECH PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

      FIRST: That, pursuant to the provisions of Section 141, 151 and 242 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated December 28, 1993, adopted a resolution increasing the authorized capital stock of the Corporation, which resolution is as follows:

      VOTED: That it is hereby proposed and declared advisable to amend the Restated Certificate of Incorporation of the Corporation by changing ARTICLE FOURTH thereof so that, as amended, it shall read:

                  ARTICLE FOURTH: Capital Stock.

                  The total number of shares which the Corporation shall have authority to issue is (i) Fifteen Million (15,000,000) shares of Common Stock, with a par value of one cent ($.01) per share (the "Common Stock"), and (ii) Six Million Four Hundred Thousand (6,400,000) shares of Series A Preferred Stock, with a par value of one cent ($.01) per share (the "Preferred Stock").

      SECOND: That the stockholders of the Corporation, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, by written consent dated as of December 28, 1993, approved the amendment of the Corporation's Restated Certificate of Incorporation set forth above.

      TN WITNESS WHEREOF, SCRIPTECH PHARMACEUTICALS, INC. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 14 day of January, 1994.

                                        By: /s/ [ILLEGIBLE]
                                            --------------------------
                                        President

Attest: /s/ Karen A. Hamlin
        -----------------------------
        Secretary

   STATE OF DELAWARE
  SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 03:15 PM 05/10/1994
   944082840 - 2309821

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         SCRIPTECH PHARMACEUTICALS, INC.


      SCRIPTECH PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

      FIRST: That, pursuant to the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated February 28, 1994, adopted the following resolution:

      VOTED: That it is hereby proposed and declared advisable to amend the Restated Certificate of Incorporation of the Corporation by changing ARTICLE FOURTH thereof so that, as amended, it shall read:

             ARTICLE FOURTH: Capital Stock

             The total number of shares which the Corporation shall have authority to issue is (i) Fifteen Million (15,000,000) shares of Common Stock, with a par value of one cent ($.01) per share (the "Common Stock"), and (ii) Six Million Seven Hundred Thousand (6,700,000) shares of Series A Preferred Stock, with a par value of one cent ($.01) per share (the "Preferred Stock").

      SECOND: That, pursuant to the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated April 14, 1994, adopted the following resolution:

      VOTED: That it is hereby proposed and declared advisable to amend the Restated Certificate of Incorporation, as amended, of the Corporation, by deleting the number "3,200,000" appearing in subsection (c)(vii) of Section 5 of Section (b) of ARTICLE FOURTH and inserting in its place the number "4,850,000,"
and, pursuant to such resolution, subsection (c)(vii) of Section 5 of Section
(b) of Article FOURTH of the Corporation's Restated Certificate of Incorporation shall read as follows:

      (vii) As used in this paragraph (c), "Excluded Stock" shall mean (x) up to 4,850,000 shares (such amount to be appropriately adjusted in the event of any stock dividend, stock split or combination, or similar recapitalization affecting the Common Stock) of Common Stock or options for the purchase thereof issued, sold or granted, in the past or future, by the Corporation to its employees, directors or consultants pursuant to bona fide employee stock purchase, option or similar benefit plans or other incentive programs or compensation arrangements approved by the Board of Directors of the Corporation, as more fully detailed in Section 7.14 of the Stock Purchase Agreement.

      THIRD: That the stockholders of the Corporation, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, by written consents dated as of March 1, 1994 and April 21, 1994, respectively, approved the amendments of the Corporation's Restated Certificate of Incorporation set forth above.

     IN WITNESS WHEREOF, SCRIPTECH PHARMACEUTICALS, INC. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 10 day of May, 1994.

                                                By: /s/ Thomas A. Bologna
                                                    ---------------------
                                                    President


Attest: /s/ Karen A. Hamlin
      -----------------------
      Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 11/29/1994
                                                           94229622 - 2309821

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        SCRIPTECH PHARMACEUTICALS, INC.

      SCRIPTECH PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

      FIRST: That, pursuant to the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated November 15, 1994, adopted the following resolution:

      VOTED: That it is hereby proposed and declared advisable to amend the Restated Certificate of Incorporation of the Corporation by changing ARTICLE FIRST thereof so that, as amended, it shall read:

             ARTICLE FIRST: The name of the corporation is SCRIPTGEN Pharmaceuticals, Inc. (the "Corporation").

      SECOND: That the shareholders of the Corporation, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, by written consents dated as of November 15, 1994, approved the amendments of the Corporation's Restated Certificate of Incorporation set forth above.

      IN WITNESS WHEREOF, SCRIPTECH PHARMACEUTICALS, INC. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 18th day of November, 1994.


                                                By: /s/ Thomas A. Bologna
                                                    ------------------------
                                                    Thomas A. Bologna, President

Attest: /s/ Karen A. Hamlin
        --------------------------
        Karen A. Hamlin, Secretary

                               CERTIFICATE OF AMENDMENT
                                          OF
                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                           SCRIPTGEN PHARMACEUTICALS, INC.

    SCRIPTGEN PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

    FIRST: That, pursuant to the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated April 12, 1995, adopted the following resolution:

    VOTED: That it is hereby proposed and declared advisable to amend the Restated Certificate of Incorporation of the Corporation, as amended, to read substantially in the form attached hereto as Exhibit A.

    SECOND: That the shareholders of the Corporation, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, by written consents dated as of April 12, 1995, approved the amendments of the Corporation's Restated Certificate of Incorporation, as amended, as set forth above.

    IN WITNESS WHEREOF, SCRIPTECH PHARMACEUTICALS, INC. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 19th day of April, 1995.

                             By:    /s/ Thomas A. Bologna
                                -------------------------------
                                 Thomas  A. Bologna, President

Attest:     /s/ Karen A. Hamlin
       -----------------------------
        Karen A. Hamlin, Secretary

                                                                       EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       0F
                        SCRIPTGEN PHARMACEUTICALS, INC.

      SCRIPTCEN PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

      1. The name of the Corporation is SCRIPTGEN Pharmaceuticals, 1nc. The corporation was originally incorporated under the name, ScripTech and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 17, 1992.

      2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore supplemented or amended.

      3 The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

      ARTICLE FIRST: The name of the corporation is SCRIPTGEN Pharmaceuticals, Inc. (the "Corporation").

      ARTICLE SECOND: The address of the registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the name of its registered agent at such address shall be The Corporation Trust Company.

      ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      ARTICLE FOURTH: The total number of shares which the Corporation shall have authority to issue is (i) Twenty Million (20,000,000) shares of Common Stock, with a par value of one cent ($.01) per share (the "Common Stock"), and
(ii) Sixteen Million Four Hundred Thousand (16,400,000) shares of Preferred Stock, with a par value of one cent ($.01) per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical in all respects. Originally, Nine Million Seven Hundred Thousand (9,700,000) shares of Preferred Stock shall be designated as Series B Preferred Stock (the "Series B Preferred Stock") and Six Million Seven Hundred Thousand (6,700,000) shares of Preferred Stock shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"). The rights, preferences, privileges and restrictions granted to and imposed upon the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock are set forth below in this ARTICLE FOURTH.

1. Dividends.

      1.1 Dividends on the Series B Preferred Stock. The holders of the Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors") Out of funds legally available therefor.

      1.2. Dividends on Series A Preferred Stock. The holders of the Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor; provided, however, that no dividend shall be declared or paid on the Series A Preferred Stock unless the Corporation shall simultaneously declare and pay an equal dividend on each outstanding share of Series B Preferred Stock (as calculated by assuming the conversion of all shares of Series B Preferred Stock and Series A Preferred Stock into shares of Common Stock pursuant to the provisions of
Section 4 of this ARTICLE FOURTH immediately prior to the payment of such dividend).

      1.3. Dividends on Common Stock. The holders of the Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor; provided, however, that no dividend shall be declared or paid on the Common Stock unless the Corporation shall simultaneously declare and pay an equal dividend on each outstanding share of Series B Preferred Stock and each outstanding share of Series A Preferred Stock (as calculated by assuming the conversion of all shares of Series B Preferred Stock and Series A Preferred Stock into shares of Common Stock pursuant to the provisions of Section 4 of this ARTICLE FOURTH immediately prior to the payment of such dividend).

2. Liquidation, Dissolution or Winding Up.

     2.1. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

          (a) The holders of the Series B Preferred Stock shall receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any other series of Preferred Stock or the Common Stock, an amount equal to $1.00 per share of Series B Preferred Stock (which amounts shall be subject to equitable adjustment as determined in good faith by the Board of Directors whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock) held by each of them, plus an amount equal to all declared but unpaid dividends on such share of Series B Preferred Stock, if any, to and including the date full payment of such preferential amount shall be tendered with respect to such share of Series B Preferred Stock to the holder of such share of Series B Preferred Stock, in connection with such liquidation, dissolution or winding up. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full to all such holders of the Series B Preferred Stock of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in accordance with the aggregate liquidation preference of the shares of Series B Preferred Stock held by each of them.

            (b) The holders of the Series A Preferred Stock shall receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any other series of Preferred Stock (other than the Series B Preferred Stock) or the Common Stock, an amount equal to $1.00 per share of Series A Preferred Stock (which amounts shall be subject to equitable adjustment as determined in good faith by the Board of Directors whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred
      Sock) held by each of them, plus an amount equal to all declared but unpaid dividends on such share of Series A Preferred Stock, if any, to and including the date full payment of such preferential amount shall be tendered with respect to such share of Series A Preferred Stock to the holder of such share of Series A Preferred Stock, in connection with such liquidation, dissolution or winding up. If the assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock shall be insufficient to permit the payment in full to all such holders of the Series A Preferred Stock of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock in accordance with the aggregate liquidation preference of the shares of Series A Preferred Stock held by each of them.

            (c) If payment has been made to the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock of the full amount to which they shall be entitled pursuant to Sections 2.1(a) and (b) of this ARTICLE FOURTH, the holders of the Series A and B Preferred Stock (each share of which shall be treated for purposes of this Section 2.1(c) as the number of shares of Common Stock into which such share could then be converted pursuant to Section 4 of this ARTICLE FOURTH) and the holders of the Common Stock shall then be entitled to share ratably in the Corporation's remaining assets, based on the number of shares of Common Stock held (or deemed to be held) by each of them.

            2.2. Reorganization.

            (a) In the event of a Reorganization (as defined below), each holder of Preferred Stock shall have the option to either (i) convert his or its shares of Preferred Stock into Common Stock in accordance with the terms and provisions of Section 4 of this ARTICLE FOURTH, or (ii) have the Corporation redeem his or its shares of Preferred Stock in exchange for the Preferred Stock Liquidation Preference, as hereinafter provided in sub-section(c) below. For purposes of this Section 2.2, "Reorganization" shall mean any merger or consolidation of the Corporation into or with any other corporation or entity, or a sale, conveyance, mortgage, transfer, license, pledge, lease or other disposition of all or substantially all of the assets of the Corporation, unless the stockholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast not less than 51% of the votes of all holders of voting securities of the resulting or surviving corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote, in which case, such event shall not be deemed to be a Reorganization for the purposes of this Section 2.2.

            (b) All holders of record of shares of Preferred Stock will be given at least 20 but not more than 60 days' prior written notice of the Reorganization and the date fixed (the "Option Date") and the place designated for conversion or redemption pursuant to this Section 2.2. Such notice will be sent by registered mail, return receipt requested, to each record holder of Preferred Stock at such holder's address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation if it serves as its own transfer agent). Each holder of Preferred Stock shall give written notice to the Corporation of his or its election (i) to convert his or its shares of Preferred Stock into Common Stock or (ii) to receive the Preferred Stock Liquidation Preference, at least 3 days prior to the Option Date. If the Corporation has not received notice of such election prior to such three-day period, such holder shall be deemed to have elected to convert his or its shares of Preferred Stock into Common Stock in accordance with the terms and provisions of Section 4 of this ARTICLE FOURTH.

            (c) If an election to receive the Preferred Stock Liquidation Preference is made, on or before the Option Date, each holder of shares of Preferred Stock making such election shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice. If required by the Corporation, certificates surrendered for redemption shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. On the Option Date and upon the surrender of the certificate or certificates representing shares of Preferred Stock, the Corporation shall pay in full to such holder the Preferred Stock Liquidation Preference with respect to such shares of Preferred Stock. On and after the Option Date, all rights with respect to such holders of Preferred Stock who elected to receive the Preferred Stock Liquidation Preference, including the rights, if any, to receive notices and vote, will terminate, except only the rights of holders thereof, upon surrender of their certificate or certificates therefor, to receive payment of the Preferred Stock Liquidation Preference as aforesaid.

            (d) All certificates evidencing shares of Preferred Stock which are required to be surrendered in accordance with this Section 2.2 shall, from and after the Option Date, be deemed to have been retired and canceled and the shares of Preferred Stock represented thereby for all purposes shall also be deemed retired and canceled, and shall not be reissued, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Preferred Stock.

            (e) Notwithstanding anything to the contrary contained in this
Section 2.2, unless the holders of Preferred Stock shall otherwise notify the Corporation, no such holder shall be deemed to have elected to convert his or its shares of Preferred Stock into Common Stock or redeemed his or its shares of Preferred Stock, as the case may be, as a result of a Reorganization, and no such conversion or redemption shall be effective, unless and until the Reorganization referred to in the notice given to holders of record of Preferred Stock pursuant to Section 2.2(b) hereof shall have been consummated.

      2.3. Distribution Other Than Cash. Whenever the distribution provided for in this Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors, provided, however, that if the holders of 25% of the then outstanding shares of Series B Preferred Stock voting as a single class (the "Contesting Holders"), notify the Board of Directors within five business days after receiving written notification of such determination of fair market value that they disagree with such determination, then the Board of Directors and the Contesting Holders shall have 30 days to agree upon a fair market value of the relevant property. If, by the end of such 30-day period they are unable to agree on a fair market value, the fair market value shall be determined by an appraisal to be paid for by the Corporation. All appraisals shall be undertaken by two appraisers, one selected by the Corporation and one selected by the Contesting Holders, which selections must be made within 10 days after the expiration of the 30-day period described above. If one selecting party fails to timely select its appraiser, the other selecting party shall select both appraisers. The fair market value shall be the fair market value arrived at by those appraisers within 60 days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such a period of time, (i) if the appraisers' valuations are within 10% of each other the fair market value shall be the average of the two valuations and (ii) if the differences in the valuations are greater, the appraisers shall elect a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the property shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the average of the other two valuations, the average valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within 30 days following the end of the 60-day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association.

3. Voting.

      3.1. General. Except as otherwise expressly provided in Section 3.2 of this ARTICLIE FOURTH, or as required by law, (a) each holder of Common Stock shall be entitled to vote on all matters and shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation, (b) each holder of Series B Preferred Stock and each bolder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such holder's shares of Preferred Stock could then be converted as of the record date for the determination of stockholders entitled to vote on such matters (or, if no record date is established, at the date such vote is taken or written consent solicited) and pursuant to Section 4 of this ARTICLE FOURTH. Except as otherwise expressly provided herein, or as required by law, the holders of shares of Common Stock, Series A Preferred Stock, and Series B Preferred shall vote together as a single class on all matters.

      3.2. Certain Transactions. The Corporation shall not, without the written consent or affirmative vote of the holders of greater than 75% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

                  (i) merge with or into or consolidate with any other corporation, or sell, lease, license or otherwise dispose of all or substantially all of its properties or assets;

                  (ii) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock or the Series B Preferred Stock, or otherwise amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation, in either such case, so as to affect adversely the Series A Preferred Stock or the Series B Preferred Stock;

                  (iii) directly or indirectly redeem, purchase or otherwise acquire any of the Corporation's equity securities, other than pursuant to
Section 6 of this ARTICLE FOURTH, or pursuant to any stock option or agreement entered into by the Corporation and approved by the Corporation's directors designated by the holders of Preferred Stock;

                  (iv) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than the Preferred Stock;

                  (v) authorize, reclassify, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any securities having equity features and which rank on a parity with or senior to either the Series A Preferred Stock or the Series B Preferred Stock with respect to the payment of dividends or upon liquidation or other distribution of assets, or with a conversion price lower than that of the Series A Preferred Stock or Series B Preferred Stock, or having other terms more favorable than those of the Series A Preferred Stock or Series B Preferred Stock;

                  (vi) make any amendment to the Corporation's By-Laws, or file any resolution of the Board of Directors with the Secretary of State of the State of Delaware containing any provisions, which would adversely affect or otherwise impair the rights of the holders of the Series A Preferred Stock or Series B Preferred Stock or the Common Stock issued or issuable upon conversion of such Preferred Stock; or

                  (vii) other than the issuance of the Series A Preferred Stock issued in accordance with the Stock Purchase Agreement, dated September 16, 1993, between the Corporation and the Purchasers named therein (the "Series A Stock Purchase Agreement"), and the issuance of the Series B Preferred Stock issued in accordance with the Series B Stock Purchase Agreement dated on or about April __, 1995 between the Corporation and the Purchasers named therein, enter into any transaction the effect of which shall (x) cause the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors to be held by any individual, entity or two or more individuals or entities who agree to act in concert or (y) cause the Corporation's Board of Directors to be elected other than as set forth in the Stockholders' Agreement, or (z) otherwise result in a change in control of the Corporation;

                  (viii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

                  (ix) incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness for borrowed money, or any other indebtedness evidenced by, or liability evidenced by notes, bonds, debentures or similar obligations or either directly or indirectly guarantee, endorse or become surety for, or otherwise in any manner become responsible for the obligations of any other person, other than indebtedness with respect to trade and operating obligations and other normal accruals in the ordinary course of business (which will be paid in accordance with customary trade practice) or with respect to which it is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent it has set aside on its books adequate reserves therefor; and

                  (x) incur capital expenditures or make commitments for capital expenditures, services or product development in excess of the greater of $100,000 or 110% of the amount budgeted in the yearly budget and operating plan of the Corporation for any such expenditure or commitment.

4. Conversion.

      4.1. Optional Conversion The holders of Preferred Stock shall have conversion rights as follows:

            (a) Right to Convert.

                  (i) Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time into the number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing $1.00 by the Current Conversion Price (as defined in paragraph (c) below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of additional consideration by the holder thereof shall initially be $1.00, subject to adjustment as provided in paragraph
(c) below.

                  (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled after determination of the aggregate full number of shares of Common Stock issuable in respect of the Preferred Stock then being converted, the Corporation shall pay cash equal to such fraction multiplied by the then Current Conversion Price.

            (b) Mechanics of Conversion

                  (i) In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for Shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of whole shares of Common Stock (and any shares of Preferred Stock represented by the certificate or certificates delivered to the Corporation by the holder thereof which are not converted into Common Stock) issuable upon such conversion in accordance with the provisions hereof, together with cash in lieu of fractional shares calculated in accordance with subparagraph (ii) of paragraph (a) above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of certificates of Preferred Stock to be converted, and the person or persons entitled to receive shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on that date.

                  (ii) The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of

Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. Before taking any action which would cause Common Stock, upon the conversion of Preferred Stock, to be issued below the then par value of the shares of Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel be, necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock to the holders of Preferred Stock. The Corporation will not close its books against the transfer of the Preferred Stock or of Common Stock issued or issuable upon conversion of the Preferred Stock in any manner which interferes with the timely conversion of the Preferred Stock.

                  (iii) All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. On and as of the Conversion Date, the shares of Common Stock issuable upon such conversion shall be deemed to be outstanding, and the holder thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Common Stock, including the rights, if any, to receive notices and to vote. All certificates representing shares of Preferred Stock, from and after the Conversion Date, shall be deemed to have been retired and canceled and shall not be reissued, and the Corporation may thereafter take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Preferred Stock.

            (c) Adjustments to Conversion Price. The initial conversion price as stated in subparagraph (i) of paragraph (a) above shall be subject to adjustment from time to time and such conversion price as adjusted shall likewise be subject to further adjustment, all as hereinafter set forth. The tern "Current Conversion Price" shall mean, as of any time, the conversion price of the Preferred Stock at that time, as specified in paragraph (a) above in case no adjustment shall have been required, or such conversion price as adjusted pursuant to this paragraph (c), as the case may be.

                  (i) If at any time after the date of issuance of the Preferred Stock the Corporation shall issue (x) any shares of Common Stock other than (A) Excluded Stock (as defined in subparagraph (vii) below), (B) Common Stock issued or issuable upon conversion of the Preferred Stock or (C) by way of dividend or other distribution on shares of Common Stock referred to in the foregoing clauses (A) and (B), or (y) any shares of a class or series convertible into Common Stock. other than the Preferred Stock (collectively, with the Common Stock, such "Securities"), for a consideration per share (the consideration in each case to be determined in the manner provided in (E) and (F) of subparagraph
(ii) below) less than the Current Conversion Price in effect immediately prior to the issuance of such Securities, the Current Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in subparagraph (ii) below) be adjusted to a Current Conversion Price obtained by dividing an amount equal to the sum of

            (x) the total number of shares of Common Stock outstanding (including the number of shares of Common Stock into which the outstanding shares of Preferred Stock and other securities convertible into Preferred Stock are then directly or indirectly convertible) immediately prior to such issuance multiplied by the Current Conversion Price in effect immediately prior to such issuance, plus

            (y) the consideration received by the Corporation upon such issuance, by

            (z) the total number of shares of Common Stock outstanding (including the number of shares of Common Stock into which the outstanding shares of Preferred Stock or other securities convertible into Preferred Stock are then directly or indirectly convertible) immediately after such issuance (including the number of shares of Common Stock into which such newly issued Securities are then convertible).

                  (ii)For the purpose of any adjustment of the Conversion Price pursuant to subparagraph (c)(i) above, the following provisions shall be applicable:

      (A) In the case of the issuance of options or warrants to purchase or rights to subscribe for Common Stock other than Excluded Stock (collectively, "Rights"), the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Rights shall be deemed to have been issued at the time such Rights were issued, for a consideration equal to the consideration (determined in the manner provided in (E) and (F) below), if any, received by the Corporation on the issuance of such Rights, plus the minimum purchase price provided in such Rights for the Common Stock covered thereby; provided that such shares of Common Stock deliverable upon the exercise of such Rights shall not be deemed to have been issued unless such consideration per share would be less than the Current Conversion Price in effect on the date of and immediately prior to such issue. No further adjustment of the Current Conversion Price adjusted upon the issuance of such Rights shall be made as a result of the actual issuance of shares of Common Stock deliverable upon exercise of such Rights.

      (B) In the case of the issuance of securities by their terms convertible into or exchangeable for Common Stock other than Excluded Stock (collectively, "Convertible Securities"), or options or warrants to purchase or rights to subscribe for securities by their terms convertible or exchangeable for Common Stock other than Excluded Stock (collectively, "Related Rights"), the aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise of any such Convertible Securities or such Related Rights shall be deemed to have been issued at the time such Convertible Securities or such Related Rights were issued and for a consideration equal to the consideration received by the Corporation upon issuance of such Convertible Securities or such Related Rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion, exchange or exercise of such Convertible Securities or Related Rights (the consideration in each ease to be determined in the manner provided in (E) and (F) below); provided that such shares of Common Stock deliverable upon such conversion, exchange or exercise of such Convertible Securities or Related Rights shall not be deemed to have been issued unless such consideration per share would be less than the Current Conversion Price in effect on the date of and immediately prior to such issue. No further adjustment of the Current Conversion Price adjusted upon the issuance of such Related Rights shall be made as a result of the actual issuance of such Convertible Securities deliverable upon exercise of such Related Rights.

      (C) On any change in the number of shares of Common Stock deliverable upon the exercise of such Rights or Related Rights or upon the conversion, exchange or exercise of such Convertible Securities or on any change in the minimum purchase price of such Rights, Related Rights or Convertible Securities other than a change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Conversion Price shall forthwith be readjusted to such Current Conversion Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities not converted, exchanged or exercised prior to such change, been made upon the basis of such change.

      (D) On the expiration of any such Rights, Related Rights or Convertible Securities, the Current Conversion Price shall forthwith be readjusted to such Current Conversion Price as would have obtained had the adjustment made upon the issuance of such Rights or Related Rights or the conversion, exchange or exercise of any such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion, exchange or exercise of any such Convertible Securities.

      (E) In the case of the issuance of such Securities for cash, the consideration shall be deemed to be the amount of cash paid therefor (excluding amounts paid for accrued interest or accrued dividends).

      (F) In the case of the issuance of such securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Corporation.

                  (iii) If the Corporation declares a dividend or other distribution payable in such Securities or subdivides its outstanding shares of Common Stock into a larger number or combines its outstanding shares of Common Stock into a smaller number, then the Current Conversion price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall forthwith be adjusted to that price determined by multiplying the Current Conversion Price by a fraction (x) the numerator of which shall be the total number of outstanding shares of such Securities immediately prior to such dividend, other distribution, subdivision or combination and (y) the denominator of which shall he the total number of outstanding shares of such Securities immediately after such dividend, other distribution, subdivision or combination.

                  (iv) In case the Corporation shall declare a dividend or otherwise distribute to the holders of its Common Stock shares of its capital stock (other than such Securities), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options, warrants or rights (excluding such Rights or Related Rights), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Current Conversion Price in effect thereafter shall be determined by multiplying the Current Conversion Puce in effect immediately prior to such record date by a fraction (A) the numerator of which shall be an amount equal to the remainder of (x) the Current Market Price (as defined in subparagraph (viii) below) determined immediately prior to such distribution of one share of Common Stock less (y) the fair value (as determined in good faith by the Corporation's Board of Directors) of the stock, securities, evidences of indebtedness, assets, options, warrants or rights so dividended or distributed in respect of one share of Common Stock, as the case may be, and (B) the denominator of which shall be the Current Market Price of one share of Common Stock determined immediately prior to such dividend or distribution. Such adjustment shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the business day following the record date for the determination of stockholders entitled to such dividend or distribution.

                  (v) In the event the Corporation is in arrears with respect to the payment of any dividend or portion thereof declared but unpaid on shares of Preferred Stock, at the time a holder elects to convert such shares of Preferred Stock, the Current Conversion Price in effect immediately prior to such conversion shall forthwith be reduced (but only with respect to the shares of Preferred Stock being so converted) by an amount equal to the quotient of(x) the aggregate arrearage per share of Preferred Stock being converted, divided by (y) the number of shares of Common Stock into which such share of Preferred Stock being converted is then convertible; provided, however, that the application of the foregoing shall not reduce the Current Conversion Price below $.01.

                  (vi) Whenever the Current Conversion Price shall be adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of the transfer agent for the Preferred Stock, at the principal office of the Corporation or at such other place as may be designated by the Corporation, a statement, certified by the chief financial officer of the Corporation, showing in detail the facts requiring such adjustment and the Current Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to each bolder of record of Preferred Stock at such holder's address as shown in the records of the Corporation.

                  (vii) As used in this paragraph (c), "Excluded Stock" shall mean (x) up to 4,850,000 shares (such amount to be appropriately adjusted in the event of any stock dividend, stock split or combination, or similar recapitalization affecting the Common Stock) of Common Stock or options for the purchase thereof issued, sold or granted, in the past or future, by the Corporation to its employees, directors or consultants pursuant to bona fide employee stock purchase, option or similar benefit plans or other incentive programs or compensation arrangements approved by the Board of Directors of the Corporation, as more fully detailed in Section 7.14 of the Stock Purchase Agreement, dated as of September 16,1993 and as amended among the Company and the purchasers named therein.

                  (viii) For the purpose of any computation pursuant to, subparagraph (iv) above, the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending 15 business days before the data in question (as adjusted for any stock splits, stock dividends, combinations or recapitalizaton that took effect during such 30 business-day period). The closing price for each day shall be the last reported sales price on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading national securities exchange, the average of the last reported bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, Inc., all as adjusted for stuck splits, stock dividends, combinations or similar recapitalization that took effect during such 30 business-day period; provided, however, that if the Common Stock is not traded in such a manner that the quotations referred to in this subparagraph (viii) are available for the period required hereunder, the Current Market Price shall be deemed to be the fair value of such Common Stock as determined in good faith by the Board of Directors of the Corporation.

                  (ix) If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions, then the Directors will make an appropriate adjustment in the Current Conversion Price as to protect the rights of the holders of the Preferred Stock; provided that no such adjustment will increase the Current Conversion Price except as otherwise permitted pursuant to subparagraph (iii) above or subparagraph
(c)(ii)(D) of this Section 5 or decrease the number of shares of Common Stock issuable upon conversion.

4.2. Mandatory Conversion.

            (a) Upon the earlier to occur of (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Corporation of Common Stock to the public at a minimum price per share of $5.00 resulting in aggregate gross proceeds to the Corporation of not less than

$10,000,000, and (ii) the written consent or affirmative vote of the holders of not less than 85% of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, all shares of Preferred Stock then outstanding shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Current Conversion Price then in effect pursuant to Section 4.1 of this ARTICLE FOURTH, subpart (b).

            (b) No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of any fractional share to which the bolder would otherwise be entitled after determination of the aggregate full number of shares of Common Stock issuable in respect of the Preferred Stock then being conerted, the Corporation shall pay cash equal to such fraction multiplied by the then Current Conversion Price.

            (c) All holders of record of shares of Preferred Stock will be given at least 10 but not more than 30 days' prior written notice of the date fixed (the "Mandatory Conversion Date") and the place designated for mandatory conversion of all shares of Preferred Stock pursuant to this Section 4.2. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Preferred Stock at such holder's address last shown on the records of the transfer agent for the Preferred Stock (or the records the Corporation if it serves as its own transfer agent). On or before the Mandatory Conversion Date, each holder of shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. On and after the Mandatory Conversion date, all rights with respect to the Preferred Stock, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates thereof, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted and payment of any declared but unpaid dividends thereon. As soon as practicable after the Mandatory Conversion Date and upon the surrender of the certificate or certificates representing shares of Preferred Stock, the Corporation shall issue and deliver to such holder, or on his or its written order, a certificate or certificates for the number of whole shares of Common Stock issuable under such conversion in accordance with the provisions hereof, together with cash as provided in subparagraph (b) of this Section 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (d) All certificates evidencing shares of Preferred Stock which are required to be surrendered in accordance with this Section 4.2, from and after the Mandatory Conversion Date, shall be deemed to have been retired and canceled, and the shares of Preferred Stock represented thereby, converted into Common Stock, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date, The Corporation may then take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Preferred Stock.

5. Redemption. The shares of Series B Preferred Stock shall be redeemed an follows:

      5.1. Mandatory Redemption. On January 15th in each of the years 2003, and 2004 (each a "Redemption Date"), the Corporation shall redeem 50% of the then outstanding shares of Series B Preferred Stock at a per share price of $1.00, plus an amount equal to all declared but unpaid dividends on such shares (the "Redemption Price") up to and including the date such shares are redeemed, unless such redemption is waived by the holders of 75% of the then outstanding shares of Series B Preferred Stock.

      5.2. Payment of Redemption Price. On each Redemption Date, the Corporation will pay to the holders of the Series B Preferred Stock outstanding at the time of the redemption an amount equal to the Redemption Price with respect to each of the shares of Series B Preferred Stock redeemed on such date. If on a Redemption Date the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock are insufficient to redeem the number of the outstanding shares of Series B Preferred Stock that are to be redeemed on such date, those funds which are legally available will he used to redeem, at the Redemption Price, the maximum possible number of shares of Series B Preferred Stock on a pro rata basis among the ho1ders thereof. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares of Series B Preferred Stock which the Corporation has become obligated to redeem but which it has not so redeemed. In addition, any redemption of Series B Preferred Stock shall be made out (i)of any surplus or any capital whether or not a reduction of capital is thereby involved, and to the extent provided by law, the Corporation shall take all necessary action to effect a reduction of capital if such reduction is necessary to provide funds legally available for any required redemption of Series B Preferred Stock.

      5.3. Equitable Adjustment. The Redemption Price set forth in this Section 5 shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock.

      5.4. Surrender of Certificates. Not less than 60 days before each Redemption Date, the Corporation shall mail written notice (the "Redemption Notice"), postage prepaid, to each holder of record of Series B Preferred Stock at such holder's address as shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the Series B Preferred Stock as provided in Section 5.1 of this ARTICLE FOURTH. The Redemption Notice shall contain the following information:

      (i) The number of shares of Series B Preferred Stock held by the holder which shall be redeemed by the Corporation on such Redemption Date pursuant to the provisions of Sections 5.1 and 5.2 of this ARTICLE FOURTH.

      (ii) The Redemption Date for the shares to be redeemed.

      (iii) The address at which the holder may surrender to the Corporation its certificate or certificates representing shares of Series B Preferred Stock to be redeemed.

      Each holder of shares of Series B Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place specified in the Redemption Notice on or prior to the Redemption Date designated in the Redemption Notice, and thereupon an amount equal to the applicable Redemption Price shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be cancelled and retired.

      5.5. Dividends and Conversion after Redemption. From and after the date on which the Corporation shall have paid in full the Redemption Price with respect to any shares of Series B Preferred and Series A Preferred, such shares of Series B Preferred and Series A Preferred thereby redeemed shall not be entitled to any further dividends pursuant to Section 1 of this ARTICLE FOURTH or to the conversion provisions set forth in Section 4 of this ARTICLE FOURTH.

6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock or Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity and bond reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      ARTICLE FIFTH: The Corporation is to have perpetual existence.

      ARTICLE SIXTH: In addition to, and not by way of limitation of, the powers granted to the Board of Directors by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal all or any of by-laws of the Corporation.

      ARTICLE SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

      ARTICLE EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

      ARTICLE NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. if a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholder or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      ARTICLE TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute and by this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

      ARTICLE ELEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation, any of its stockholders or any other person or entity for monetary damages for breach of fiduciary duty owed to the Corporation, its stockholders or such other person or entity owing to such director's position as a director of the Corporation. Any repeal or modification of this ARTICLE ELEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

      ARTICLE TWELFTH:

      1. Actions, Suits and Proceedings Other Than By or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become. a director or officer of the

Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted to have been taken in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding. had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this ARTICLE TWELFTH, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

      2. Actions or Suits By or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted to have been taken in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

      3. Indemnification for Expenses by Successful Party. Notwithstanding the other provisions of this ARTICLE TWELFTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this ARTICLE TWELFTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding. he shall be indemnified against all expenses

(including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition, without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceedings, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

      4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of who the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as video below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee, shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of an action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this ARTICLE TWELFTH. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

      5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this ARTICLE TWELFTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this ARTICLE TWELFTH, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this ARTICLE

    TWELFTH. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

         6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this ARTICLE TWELFTH, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period, that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit, or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation) or (e) a court of competent jurisdiction.

          7. Remedies. The right to indemnification or advances as granted by this ARTICLE TWELFTH shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this ARTICLE TWELFTH shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

          8. Subsequent Amendment. No amendment termination or repeal of this ARTICLE TWELFTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to an action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      9. Other Rights. The indemnification and advancement of expenses provided by this ARTICLE TWELFTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this ARTICLE TWELFTH shall be deemed to prohibit, and the Corporation is specific authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this ARTICLE TWELFTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this ARTICLE TWELFTH.

      10. Partial Indemnification. If an Indemnitee is entitled under any provision of this ARTICLE TWELFTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments. fines, or amounts paid settlement to which the Indemnitee is entitled.

      11. Insurance. The Corporation may purchase and maintain insurance, at its expense. to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

      12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this ARTICLE TWELFTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

      13.Savings Clause. If this ARTICLE TWELFTH or any portion here shall be invalidated on any ground by any Court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this ARTICLE TWELFTH that shall not have be invalidated and to the fullest extent permitted by applicable law.

      14. Definitions. Terms used herein and defined in Section 145(h)
Section 145(i) of the General Corporation Law of the State of Delaware shall have respective meanings assigned to such terms in such Section l45(h) and Section 145(i).

      15. Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this ARTICLE TWELFTH to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation of State of Delaware, as so amended.

                               CERTIFICATE OF AMENDMENT
                                          OF
                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                           SCRIPTGEN PHARMACEUTICALS, INC.


    SCRIPTGEN PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

    FIRST: That, pursuant to the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated May 13, 1996, adopted the following resolution:

    VOTED: That it is hereby proposed and declared advisable to amend the Amended and Restated Certificate of Incorporation of the Corporation, as amended, to read substantially in the form attached hereto as Exhibit A.

    SECOND: That the shareholders of the Corporation, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, by written consents dated as of March 13, 1996, approved the amendments of the Corporation's Amended and Restated Certificate of Incorporation, as amended, as set forth above.

    IN WITNESS WHEREOF, SCRIPTGEN PHARMACEUTICALS, INC. has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its Vice President and attested by its Secretary this 17th day of May, 1996.


                             By: /s/ Michael G. Palfreyman
                                ----------------------------------------------
                                 Michael G. Palfreyman, Vice President


Attest: /s/ Karen A. Hamlin
       -------------------------
       Karen A. Hamlin, Secretary

                                                                       EXHIBIT A


                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                           SCRIPTGEN PHARMACEUTICALS, INC.


    SCRIPTGEN PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

    1. The name of the Corporation is SCRIPTGEN Pharmaceuticals, Inc. The corporation was originally incorporated under the name ScripTech
Pharmaceuticals, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 17, 1992.

    2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore supplemented or amended.

    3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

    ARTICLE FIRST: The name of the corporation is SCRIPTGEN Pharmaceuticals, Inc. (the "Corporation").

    ARTICLE SECOND: The address of the registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the name of its registered agent at such address shall be The Corporation Trust Company.

    ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    ARTICLE FOURTH: The total number of shares which the Corporation shall have authority to issue is (i) Thirty Million (30,000,000) shares of Common Stock, with a par value of one cent ($.01) per share (the "Common Stock"), and (ii) Twenty-One Million Five Hundred Thousand (21,500,000) shares of Preferred Stock, with a par value of one cent ($.01) per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical in all respects. Originally, Five Million One Hundred Thousand (5,100,000) shares of Preferred Stock shall be designated as Series C Preferred Stock (the "Series C Preferred Stock"), Nine Million Seven

Hundred Thousand (9,700,000) shares of Preferred Stock shall be designated as Series B Preferred Stock (the "Series B Preferred Stock") and Six Million Seven Hundred Thousand (6,700,000) shares of Preferred Stock shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"). The rights, preferences, privileges and restrictions granted to and imposed upon the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock are set forth below in this ARTICLE FOURTH.

1. Dividends.

    1.1. Dividends on Series C Preferred Stock. The holders of the Series C Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors") out of funds legally available therefor.

    1.2 Dividends on Series B Preferred Stock. The holders of the Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor; provided, however, that no dividend shall be declared or paid on the Series B Preferred Stock unless the Corporation shall simultaneously declare and pay an equal dividend on each outstanding share of Series C Preferred Stock (as calculated by assuming the conversion of all shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock into shares of Common Stock pursuant to the provisions of Section 4 of this ARTICLE FOURTH immediately prior to the payment of such dividend).

    1.3. Dividends on Series A Preferred Stock. The holders of the Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor; provided, however, that no dividend shall be declared or paid on the Series A Preferred Stock unless the Corporation shall simultaneously declare and pay an equal dividend on each outstanding share of Series C Preferred Stock and each outstanding share of Series B Preferred Stock (as calculated by assuming the conversion of all shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock into shares of Common Stock pursuant to the provisions of Section 4 of this ARTICLE FOURTH immediately prior to the payment of such dividend).

    1.4. Dividends on Common Stock. The holders of the Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor; provided, however, that no dividend shall be declared or paid on the Common Stock unless the Corporation shall simultaneously declare and pay an equal dividend on each outstanding share of Series C Preferred Stock, each outstanding share of Series B Preferred Stock and each outstanding share of Series A Preferred Stock (as calculated by assuming the conversion of all shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock into shares of Common Stock pursuant to the provisions of Section 4 of this ARTICLE FOURTH immediately prior to the payment of such dividend).

2. Liquidation, Reorganization and Distributions.

    2.1. Liquidation, Dissolution and Winding-Up. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

         (a) The holders of the Series C Preferred Stock shall receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, an amount equal to $1.80 per share of Series C Preferred Stock (which amounts shall be subject to equitable adjustment as determined in good faith by the Board of Directors whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock) held by each of them, plus an amount equal to all declared but unpaid dividends on such share of Series C Preferred Stock, if any, to and including the date full payment of such preferential amount shall be tendered with respect to such share of Series C Preferred Stock to the holder of such share of Series C Preferred Stock, in connection with such liquidation, dissolution or winding up (the "Series C Preferential Amount").

         (b) The holders of the Series B Preferred Stock shall receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, an amount equal to $1.00 per share of Series B Preferred Stock (which amounts shall be subject to equitable adjustment as determined in good faith by the Board of Directors whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock) held by each of them, plus an amount equal to all declared but unpaid dividends on such share of Series B Preferred Stock, if any, to and including the date full payment of such preferential amount shall be tendered with respect to such share of Series B Preferred Stock to the holder of such share of Series B Preferred Stock, in connection with such liquidation, dissolution or winding up (the "Series B Preferential Amount").

         (c) The holders of the Series A Preferred Stock shall receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, an amount equal to $1.00 per share of Series A Preferred Stock (which amounts shall be subject to equitable adjustment as determined in good faith by the Board of Directors whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock) held by each of them, plus an amount equal to all declared but unpaid dividends on such share of Series A Preferred Stock, if any, to and including the date full payment of such preferential amount shall be tendered with respect to such share of Series A Preferred Stock to the holder of such share of Series A Preferred Stock, in connection with such liquidation, dissolution or winding up (the "Series A Preferential Amount").

         (d) If the assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be insufficient to permit the payment in full to all such holders of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for such distribution shall be distributed ratably among such holders in accordance with the aggregate liquidation preference of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by each of them.

         (e) If payment has been made to the holders of the Series C Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock of the full amount to which they shall be entitled pursuant to Sections 2.1(a), (b) and (c) of this ARTICLE FOURTH, the holders of the Series A, B and C Preferred Stock (each share of which shall be treated for purposes of this Section 2.1(e) as the number of shares of Common Stock into which such share could then be converted pursuant to Section 4 of this ARTICLE FOURTH) and the holders of the Common Stock shall then be entitled to share ratably in the Corporation's remaining assets, based on the number of shares of Common Stock held (or deemed to be held) by each of them.

    2.2. Treatment of Reorganizations. In the event of any Reorganization (as defined below) of the Corporation, each holder of the Corporation's capital stock shall be entitled to receive for his, her or its shares of such capital stock the following:

         (a) The holders of the Series C Preferred Stock shall receive, prior and in preference to any payment for any share of Common Stock, the Series C Preferential Amount, the holders of the Series B Preferred Stock shall receive, prior and in preference to any payment for any share of Common Stock, the Series B Preferential Amount and the holders of the Series A Preferred Stock shall receive, prior and in preference to any payment for any share of Common Stock, the Series A Preferential Amount. If the aggregate amount to be paid pursuant to this Section 2.2(a) of this ARTICLE FOURTH shall be insufficient to permit the payment in full to all such holders of the full aforesaid preferential amounts, then the entire amount to be paid pursuant to the Reorganization shall be distributed ratably among such holders in accordance with the aggregate preferential amounts for the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by each of them.

         (b) If payment has been made to the holders of the Series C Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock of the full amount to which they shall be entitled pursuant to Section 2.2(a) of this ARTICLE FOURTH, the holders of the Common Stock shall then be entitled to share ratably in the remaining amount to be paid pursuant to the Reorganization, based on the number of shares of Common Stock held by each of them, up to an aggregate amount equal to $1,800,000. If such remaining amount to be paid pursuant to the Reorganization shall be insufficient to permit the payment in full to all such holders of the full aforesaid amount of $1,800,000, the entire remaining amount to be paid pursuant to the Reorganization shall be distributed ratably among such holders.

         (c) If payment has been made to the holders of the Series C Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock of the full amount to which they shall be entitled pursuant to Section 2.2(a) of this ARTICLE FOURTH, and if payment has been made to the holders of the Common Stock of the full amount to which they shall be entitled pursuant to Section 2.2(b) of this ARTICLE FOURTH, the holders of the Series A, B and C Preferred Stock (each share of which shall be treated for purposes of this Section 2.2(c) as the number of shares of Common Stock into which such share could then be converted pursuant to Section 4 of this ARTICLE FOURTH) and the holders of the Common Stock shall then be entitled to share ratably in the final remaining amount to be paid pursuant to the Reorganization, based on the number of shares of Common Stock held (or deemed to be held) by each of them.

         (d) For purposes of this Section 2.2, "Reorganization" shall mean any merger or consolidation of the Corporation into or with any other corporation or entity or any sale, lease or exchange of all or substantially all of the assets of the Corporation, unless the stockholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast not less than 51% of the votes of all holders of voting securities of the resulting or surviving corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote, in which case, such event shall not be deemed to be a Reorganization for the purposes of this
    Section 2.2.

    2.3. Distribution Other Than Cash. Whenever the distribution provided for in this Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors; provided, however, that if the holders of 25% of the then outstanding shares of Series C Preferred Stock voting as a single class (the "Contesting Holders"), notify the Board of Directors within five business days after receiving written notification of such determination of fair market value that they disagree with such determination, then the Board of Directors and the Contesting Holders shall have 30 days to agree upon a fair market value of the relevant property. If, by the end of such 30-day period they are unable to agree on a fair market value, the fair market value shall be determined by an appraisal to be paid for by the Corporation. All appraisals shall be undertaken by two appraisers, one selected by the Corporation and one selected by the Contesting Holders, which selections must be made within 10 days after the expiration of the 30-day period described above. If one selecting party fails to timely select its appraiser, the other selecting party shall select both appraisers. The fair market value shall be the fair market value arrived at by those appraisers within 60 days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such a period of time, (i) if the appraisers' valuations are within 10% of each other the fair market value shall be the average of the two valuations and (ii) if the differences in the valuations are greater, the appraisers shall elect a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the property shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the average of the other two valuations, the average valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within 30 days following the end of the 60-day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association.

3. Voting.

    3.1. General. Except as otherwise expressly provided in Section 3.2 of this ARTICLE FOURTH, or as required by law, (a) each holder of Common Stock shall be entitled to vote on all matters and shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation, (b) each holder of Series C Preferred Stock, each holder of Series B Preferred Stock and each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such holder's shares of Preferred Stock could then be converted as of the record date for the determination of stockholders entitled to vote on such matters (or, if no record date is established, at the date such vote is taken or written consent solicited) and pursuant to Section 4 of this ARTICLE FOURTH. Except as otherwise expressly provided herein, or as required by law, the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred and Series C Preferred Stock shall vote together as a single class on all matters.

    3.2. Certain Transactions.

    (a) The Corporation shall not, without the written consent or affirmative vote of the holders of at least 75% of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

              (i) Amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock;

              (ii) Amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock or the Series B Preferred Stock, or otherwise amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or the Corporation's By-Laws, in either such case so as to affect adversely the Series C Preferred Stock; and

              (iii) Reclassify any shares of Common Stock into shares having preference to or special rights and other powers superior to the Series C Preferred Stock.

    (b) The Corporation shall not, without the written consent or affirmative vote of the holders of at least 75% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be), voting separately as a single class:

              (i) Authorize, reclassify, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any securities having equity features and which rank on a parity with or senior to any of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock with respect to the payment of dividends or upon liquidation or other distribution of assets, or with a conversion price lower than that of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or having other terms more favorable than those of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

              (ii) Merge with or into or consolidate with any other corporation, or sell, lease, license or otherwise dispose of all or substantially all of its properties or assets;

              (iii) Change the size or the election procedure for the Board of Directors; and

              (iv) Directly or indirectly redeem, purchase or otherwise acquire any of the Corporation's equity securities, other than pursuant to
Section 6 of this ARTICLE FOURTH, or pursuant to any stock option or agreement entered into by the Corporation and approved by a majority of the Corporation's directors designated by the holders of Preferred Stock.

4. Conversion.

    4.1. Optional Conversion. The holders of Preferred Stock shall have conversion rights as follows:

         (a)  Right to Convert.

              (i) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time into the number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing $1.80 by the Current Conversion Price (as defined in paragraph (c) below) in effect at the time of conversion. Each share of Series A Preferred Stock and each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time into the number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing $1.00 by the Current Conversion Price (as defined in paragraph (c) below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of additional consideration by the holder thereof shall initially be $1.80, subject to adjustment as provided in paragraph (c) below. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock and Series A Preferred Stock without the payment of additional consideration by the holder thereof shall initially be $1.00, subject to adjustment as provided in paragraph (c) below.

              (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled after determination of the aggregate full number of shares of Common Stock issuable in respect of the Preferred Stock then being converted, the Corporation shall pay cash equal to such fraction multiplied by the then Current Conversion Price.

         (b)  Mechanics of Conversion.

              (i) In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for Shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of whole shares of Common Stock (and any shares of Preferred Stock represented by the certificate or certificates delivered to the Corporation by the holder thereof which are not converted into Common Stock) issuable upon such conversion in accordance with the provisions hereof, together with cash in lieu of fractional shares calculated in accordance with subparagraph (ii) of paragraph (a) above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of certificates of Preferred Stock to be converted, and the person or persons entitled to receive shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on that date.

              (ii) The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. Before taking any action which would cause Common Stock, upon the conversion of Preferred Stock, to be issued below the then par value of the shares of Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel be, necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock to the holders of Preferred Stock. The Corporation will not close its books against the transfer of the Preferred Stock or of Common Stock issued or issuable upon conversion of the Preferred Stock in any manner which interferes with the timely conversion of the Preferred Stock.

              (iii) All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. On and as of the Conversion Date, the shares of Common Stock issuable upon such conversion shall be deemed to be outstanding, and the holder thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Common Stock, including the rights, if any, to receive notices and to vote. All certificates representing shares of Preferred Stock, from and after the Conversion Date, shall be deemed to have been retired and canceled and shall not be reissued, and the Corporation may thereafter take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Preferred Stock.

         (c) Adjustments to Conversion Price. The initial conversion prices as stated in subparagraph (i) of paragraph (a) above shall be subject to adjustment from time to time and such conversion prices as adjusted shall likewise be subject to further adjustment, all as hereinafter set forth. The term "Current Conversion Price" shall mean, as of any time, the conversion price of the Series C Preferred Stock or the Series A or B Preferred Stock, as the case may be, at that time, as specified in paragraph (a) above in case no adjustment shall have been required, or such conversion price as adjusted pursuant to this paragraph (c), as the case may be.

              (i) If at any time after the date of issuance of the Preferred Stock the Corporation shall issue (x) any shares of Common Stock other than
(A) Excluded Stock (as defined in subparagraph (vii) below), (B) Common Stock issued or issuable upon conversion of the Preferred Stock or (C) by way of dividend or other distribution on shares of Common Stock referred to in the foregoing clauses (A) and (B), or (y) any shares of a class or series convertible into Common Stock, other than the Preferred Stock (collectively, with the Common Stock, such

"Securities"), for a consideration per share (the consideration in each case to be determined in the manner provided in (E) and (F) of subparagraph (ii) below) less than the Current Conversion Price in effect immediately prior to the issuance of such Securities, the Current Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in subparagraph (ii) below) be adjusted to a Current Conversion Price obtained by dividing an amount equal to the sum of

         (x) the total number of shares of Common Stock outstanding (including the number of shares of Common Stock into which the outstanding shares of Preferred Stock and other securities convertible into Preferred Stock are then directly or indirectly convertible) immediately prior to such issuance multiplied by the Current Conversion Price in effect immediately prior to such issuance, plus

         (y) the consideration received by the Corporation upon such issuance,

              by

         (z) the total number of shares of Common Stock outstanding (including the number of shares of Common Stock into which the outstanding shares of Preferred Stock or other securities convertible into Preferred Stock are then directly or indirectly convertible) immediately after such issuance (including the number of shares of Common Stock into which such newly issued Securities are then convertible).

              (ii) For the purpose of any adjustment of the conversion price pursuant to subparagraph (c)(i) above, the following provisions shall be applicable:

    (A) In the case of the issuance of options or warrants to purchase or rights to subscribe for Common Stock other than Excluded Stock (collectively, "Rights"), the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Rights shall be deemed to have been issued at the time such Rights were issued, for a consideration equal to the consideration (determined in the manner provided in (E) and (F) below), if any, received by the Corporation on the issuance of such Rights, plus the minimum purchase price provided in such Rights for the Common Stock covered thereby; provided that such shares of Common Stock deliverable upon the exercise of such Rights shall not be deemed to have been issued unless such consideration per share would be less than the Current Conversion Price in effect on the date of and immediately prior to such issue. No further adjustment of the Current Conversion Price adjusted upon the issuance of such Rights shall be made as a result of the actual issuance of shares of Common Stock deliverable upon exercise of such Rights.

    (B) In the case of the issuance of securities by their terms convertible into or exchangeable for Common Stock other than Excluded Stock (collectively, "Convertible Securities"), or options or warrants to purchase or rights to subscribe for securities by their terms convertible or exchangeable for Common Stock other than Excluded Stock (collectively, "Related Rights"), the aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise of any such Convertible Securities or such Related Rights shall be deemed to have been issued at the time such Convertible Securities or such Related Rights were issued and for a consideration equal to the consideration received by the Corporation upon issuance of such Convertible Securities or such Related Rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion, exchange or exercise of such Convertible Securities or Related Rights (the consideration in each case to be determined in the manner provided in (E) and (F) below); provided that such shares of Common Stock deliverable upon such conversion, exchange or exercise of such Convertible Securities or Related Rights shall not be deemed to have been issued unless such consideration per share would be less than the Current Conversion Price in effect on the date of and immediately prior to such issue. No further adjustment of the Current Conversion Price adjusted upon the issuance of such Related Rights shall be made as a result of the actual issuance of such Convertible Securities deliverable upon exercise of such Related Rights.

    (C) On any change in the number of shares of Common Stock deliverable upon the exercise of such Rights or Related Rights or upon the conversion, exchange or exercise of such Convertible Securities or on any change in the minimum purchase price of such Rights, Related Rights or Convertible Securities other than a change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Conversion Price shall forthwith be readjusted to such Current Conversion Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities not converted, exchanged or exercised prior to such change, been made upon the basis of such change.

    (D) On the expiration of any such Rights, Related Rights or Convertible Securities, the Current Conversion Price shall forthwith be readjusted to such Current Conversion Price as would have obtained had the adjustment made upon the issuance of such Rights or Related Rights or the conversion, exchange or exercise of any such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion, exchange or exercise of any such Convertible Securities.

    (E) In the case of the issuance of such Securities for cash, the consideration shall be deemed to be the amount of cash paid therefor (excluding amounts paid for accrued interest or accrued dividends).

    (F) In the case of the issuance of such Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Corporation.

              (iii) If the Corporation declares a dividend or other distribution payable in such Securities or subdivides its outstanding shares of Common Stock into a larger number or combines its outstanding shares of Common Stock into a smaller number, then the Current Conversion Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall forthwith be adjusted to that price determined by multiplying the Current Conversion Price by a fraction (x) the numerator of which shall be the total number of outstanding shares of such Securities immediately prior to such dividend, other distribution, subdivision or combination and (y) the denominator of which shall be the total number of outstanding shares of such Securities immediately after such dividend, other distribution, subdivision or combination.

              (iv) In case the Corporation shall declare a dividend or otherwise distribute to the holders of its Common Stock shares of its capital stock (other than such Securities), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options, warrants or rights (excluding such Rights or Related Rights), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Current Conversion Price in effect thereafter shall be determined by multiplying the Current Conversion Price in effect immediately prior to such record date by a fraction (A) the numerator of which shall be an amount equal to the remainder of (x) the Current Market Price (as defined in subparagraph
(viii) below) determined immediately prior to such distribution of one share of Common Stock less (y) the fair value (as determined in good faith by the Corporation's Board of Directors) of the stock, securities, evidences of indebtedness, assets, options, warrants or rights so dividended or distributed in respect of one share of Common Stock, as the case may be, and
(B) the denominator of which shall be the Current Market Price of one share of Common Stock determined immediately prior to such dividend or distribution. Such adjustment shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the business day following the record date for the determination of stockholders entitled to such dividend or distribution.

         (v) In the event the Corporation is in arrears with respect to the payment of any dividend or portion thereof declared but unpaid on shares of Preferred Stock, at the time a holder elects to convert such shares of Preferred Stock, the Current Conversion Price in effect immediately prior to such conversion shall forthwith be reduced (but only with respect to the shares of Preferred Stock being so converted) by an amount equal to the quotient of (x) the aggregate arrearage per share of Preferred Stock being converted, divided by (y) the number of shares of Common Stock into which such share of Preferred Stock being converted is then convertible; provided, however, that the application of the foregoing shall not reduce the Current Conversion Price below $.01.

         (vi) Whenever the Current Conversion Price shall be adjusted as provided in this Section 4, the Corporation shall forthwith file, at the office of the transfer agent for the Preferred Stock, at the principal office of the Corporation or at such other place as may be designated by the Corporation, a statement, certified by the chief financial officer of the Corporation, showing in detail the facts requiring such adjustment and the Current Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to each holder of record of Preferred Stock at such holder's address as shown in the records of the Corporation.

         (vii)  As used in this paragraph (c), "Excluded Stock" shall mean
(x) up to 4,850,000 shares (such amount to be appropriately adjusted in the event of any stock dividend, stock split or combination, or similar recapitalization affecting the Common Stock) of Common Stock or options for the purchase thereof issued, sold or granted, in the past or future, by the Corporation to its employees, directors or consultants pursuant to bona fide employee stock purchase, option or similar benefit plans or other incentive programs or compensation arrangements approved by the Board of Directors of the Corporation, as more fully detailed in Section 7.14 of the Series A Stock Purchase Agreement and (y) options for the purchase of up to 555,555 shares (such amount to be appropriately adjusted in the event of any stock dividend, stock split or combination, or similar recapitalization affecting the Common Stock) of Common Stock, and the shares of Common Stock issuable upon the conversion thereof, granted, in the past or future, by the Corporation to its employees substantially in such form as approved by the Board of Directors of the Corporation.

         (viii)  For the purpose of any computation pursuant to, subparagraph
(iv) above, the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending 15 business days before the date in question (as adjusted for any stock splits, stock dividends, combinations or recapitalization that took effect during such 30 business-day period). The closing price for each day shall be the last reported sales price on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading national securities exchange, the average of the last reported bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, Inc., all as adjusted for stock splits, stock dividends, combinations or similar recapitalization that took effect during such 30 business-day period; provided, however, that if the Common Stock is not traded in such a manner that the quotations referred to in this subparagraph (viii) are available for the period required hereunder, the Current Market Price shall be deemed to be the fair value of such Common Stock as determined in good faith by the Board of Directors of the Corporation.

         (ix) If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions, then the Directors will make an appropriate adjustment in the Current Conversion Price as to protect the rights of the holders of the Preferred Stock; provided that no such adjustment will increase the Current Conversion Price except as otherwise permitted pursuant to subparagraph (iii) above or subparagraph
(c)(ii)(D) of this Section 4 or decrease the number of shares of Common Stock issuable upon conversion.

    4.2. Mandatory Conversion.

         (a) Upon the earlier to occur of (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Corporation of Common Stock to the public at a minimum price per share of $7.00 resulting in aggregate gross proceeds to the Corporation of not less than $10,000,000, and (ii) the written consent or affirmative vote of the holders of not less than 85% of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, all shares of Series C Preferred Stock then outstanding shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.80 by the Current Conversion Price then in effect pursuant to Section 4.1 of this ARTICLE FOURTH, subpart (b) and all shares of Series A Preferred Stock and Series B Preferred Stock then outstanding shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Current Conversion Price then in effect pursuant to Section 4.1 of this ARTICLE FOURTH, subpart (b).

         (b) No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled after determination of the aggregate full number of shares of Common Stock issuable in respect of the Preferred Stock then being converted, the Corporation shall pay cash equal to such fraction multiplied by the then Current Conversion Price.

         (c) All holders of record of shares of Preferred Stock will be given at least 10 but not more than 30 days' prior written notice of the date fixed (the "Mandatory Conversion Date") and the place designated for mandatory conversion of all shares of Preferred Stock pursuant to this
Section 4.2. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Preferred Stock at such holder's address last shown on the records of the transfer agent for the Preferred Stock (or the records the Corporation if it serves as its own transfer agent). On or before the Mandatory Conversion Date, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. On and after the Mandatory Conversion Date, all rights with respect to the Preferred Stock, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted and payment of any declared but unpaid dividends thereon. As soon as practicable after the Mandatory Conversion Date and upon the surrender of the certificate or certificates representing shares of Preferred Stock, the Corporation shall issue and deliver to such holder, or on his, her or its written order, a certificate or certificates for the number of whole shares of Common Stock issuable under such conversion in accordance with the provisions hereof, together with cash as provided in subparagraph (b) of this Section 4.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

         (d) All certificates evidencing shares of Preferred Stock which are required to be surrendered in accordance with this Section 4.2, from and after the Mandatory Conversion Date, shall be deemed to have been retired and canceled, and the shares of Preferred Stock represented thereby, converted into Common Stock, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date, The Corporation may then take such appropriate action as may be necessary to reduce accordingly the authorized number of shares of Preferred Stock.

5. Redemption.  The shares of Preferred Stock shall be redeemed as follows:

    5.1. Mandatory Redemption. On January 15th in each of the years 2004 and 2005 (each a "Redemption Date"), the Corporation shall redeem 50% of the then outstanding shares of Preferred Stock at a per share price of $1.80 for each share of Series C Preferred Stock and $1.00 for each share of Series A Preferred Stock and Series B Preferred Stock, plus an amount equal to all declared but unpaid dividends on such shares (the "Redemption Price") up to and including the date such shares are redeemed, unless such redemption is waived by the holders of 75% of the then outstanding shares of Preferred Stock.

    5.2. Payment of Redemption Price. On each Redemption Date, the Corporation will pay to the holders of the Preferred Stock outstanding at the time of the redemption an amount equal to the Redemption Price with respect to each of the shares of Preferred Stock redeemed on such date. If on a Redemption Date the funds of the Corporation legally available for redemption of shares of Preferred Stock are insufficient to redeem the number of the outstanding shares of Preferred Stock that are to be redeemed on such date, those funds which are legally available will be used to redeem, at the Redemption Price, the maximum possible number of shares of Preferred Stock on a pro rata basis among the holders thereof based upon the number of shares of Common Stock into which such shares of Preferred Stock would be converted.
At any time
thereafter when additional funds of the Corporation become legally available for the redemption of Preferred Stock, such funds will immediately be used to redeem the balance of the shares of Preferred Stock which the Corporation has become obligated to redeem but which it has not so redeemed. In addition, any redemption of Preferred Stock shall be made out of any surplus or any capital whether or not a reduction of capital is thereby involved, and to the extent provided by law, the Corporation shall take all necessary action to effect a reduction of capital if such reduction is necessary to provide funds legally available for any required redemption of Preferred Stock.

    5.3. Equitable Adjustment.  The Redemption Price set forth in this
Section 5 shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Preferred Stock.

    5.4. Surrender of Certificates. Not less than 60 days before each Redemption Date, the Corporation shall mail written notice (the "Redemption Notice"), postage prepaid, to each holder of record of Preferred Stock at such holder's address as shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the Preferred Stock as provided in
Section 5.1 of this ARTICLE FOURTH. The Redemption Notice shall contain the following information:

    (i) The number of shares of Preferred Stock held by the holder which shall be redeemed by the Corporation on such Redemption Date pursuant to the provisions of Sections 5.1 and 5.2 of this ARTICLE FOURTH.

    (ii) The Redemption Date for the shares to be redeemed.

    (iii) The address at which the holder may surrender to the Corporation its certificate or certificates representing shares of Preferred Stock to be redeemed.

    Each holder of shares of Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place specified in the Redemption Notice on or prior to the Redemption Date designated in the Redemption Notice, and thereupon an amount equal to the applicable Redemption Price shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be cancelled and retired.

    5.5. Dividends and Conversion after Redemption. From and after the date on which the Corporation shall have paid in full the Redemption Price with respect to any shares of Preferred Stock, such shares of Preferred Stock thereby redeemed shall not be entitled to any further dividends pursuant to
Section 1 of this ARTICLE FOURTH or to the conversion provisions set forth in
Section 4 of this ARTICLE FOURTH.

6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock or Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity and bond reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

    ARTICLE FIFTH:  The Corporation is to have perpetual existence.

    ARTICLE SIXTH: In addition to, and not by way of limitation of, the powers granted to the Board of Directors by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal all or any of by-laws of the Corporation.

    ARTICLE SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

    ARTICLE EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

    ARTICLE NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholder or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

    ARTICLE TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute and by this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

    ARTICLE ELEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation, any of its stockholders or any other person or entity for monetary damages for breach of fiduciary duty owed to the Corporation, its stockholders or such other person or entity owing to such director's position as a director of the Corporation. Any repeal or modification of this ARTICLE ELEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

    ARTICLE TWELFTH:

    1. Actions, Suits and Proceedings Other Than By or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any benefit plan) (all such persons being referred to hereafter as an"Indemnitee"), or by reason of any action alleged to have been taken or omitted to have been taken in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in this ARTICLE TWELFTH, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

    2. Actions or Suits By or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted to have been taken in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

    3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this ARTICLE TWELFTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this ARTICLE TWELFTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition, without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

    4. Notification and Defense of Claim. As a condition precedent to his or her right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of who the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as video below in this
Section 4. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee, shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of an action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this ARTICLE TWELFTH. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

     5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to
Section 4 of this ARTICLE TWELFTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this ARTICLE TWELFTH, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this ARTICLE TWELFTH. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

    6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this ARTICLE TWELFTH, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period, that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation) or (e) a court of competent jurisdiction.

    7. Remedies. The right to indemnification or advances as granted by this ARTICLE TWELFTH shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this ARTICLE TWELFTH shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

    8. Subsequent Amendment. No amendment termination or repeal of this ARTICLE TWELFTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to an action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

    9. Other Rights. The indemnification and advancement of expenses provided by this ARTICLE TWELFTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee.
 Nothing contained in this ARTICLE TWELFTH shall be deemed to prohibit, and the Corporation is specific authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this ARTICLE

TWELFTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this ARTICLE TWELFTH.

    10. Partial Indemnification. If an Indemnitee is entitled under any provision of this ARTICLE TWELFTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines, or amounts paid settlement to which the Indemnitee is entitled.

    11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

    12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this ARTICLE TWELFTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

    13. Savings Clause. If this ARTICLE TWELFTH or any portion here shall be invalidated on any ground by any Court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this ARTICLE TWELFTH that shall not have be invalidated and to the fullest extent permitted by applicable law.

    14.  Definitions.  Terms used herein and defined in Section 145(h)
Section 145(i) of the General Corporation Law of the State of Delaware shall have respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).

    15. Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this ARTICLE TWELFTH to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation of State of Delaware, as so amended.